EXHIBIT 99.1

Cardtronics Announces Second Quarter 2015 Results

HOUSTON, July 30, 2015 (GLOBE NEWSWIRE) -- Cardtronics, Inc. (Nasdaq:CATM) (the "Company"), the world's largest retail ATM owner, today announced its financial and operational results for the quarter ended June 30, 2015.

Key financial statistics in the second quarter of 2015 as compared to the second quarter of 2014 include:

  Total revenues of $303.7 million, up 17% from $260.0 million (21% on a constant-currency basis).
  ATM operating revenues of $285.4 million, up 13% from $252.1 million.
  Adjusted Net Income per diluted share of $0.71, up 16% from $0.61.
  Adjusted EBITDA of $74.0 million, up 14% from $64.9 million.
  Cash flows from operating activities of $55.7 million, up 31% from $42.4 million.
  GAAP net income of $15.0 million or $0.33 per diluted share compared to GAAP net income of $14.0 million or $0.31 per diluted share.

"Our European segment drove a strong performance in the quarter, fueled by a mix of acquired and organic revenue growth," commented Steve Rathgaber, Cardtronics' chief executive officer. Mr. Rathgaber continued, "In North America, we renewed and extended several important contracts with key retailers. In addition, just after the quarter ended, we announced the acquisition of Columbus Data Services ("CDS"), a leading ATM transaction processor that serves over 90,000 bank and non-bank ATM terminals. CDS scales our presence in the merchant-owned ATM market, and will benefit from Cardtronics' broader reach, deeper resources and differentiated product set to drive further growth."

RECENT HIGHLIGHTS

  Confirmed additional ATM sites during the second quarter with new and existing merchant relationships totaling over 1,200 new sites that will be installed over the next twelve months.
  Secured ATM operating contract renewals and expanded relationships during the six months ended June 30, 2015 with several key retailers in North America representing over 3,600 locations, including:
    A long-term renewal with Speedway, including all Hess locations and with additional expansion rights into other related retail locations.
    A long-term renewal with Sunoco, with expansion rights into other locations.
    Renewals and extensions with numerous retail, transportation and sports/entertainment venues.
  Completed the transition of the acquired Co-op ATM portfolio in the U.K. to our platform and added new ATMs, bringing the total number of Co-op Food ATMs now transacting to over 2,200 ATMs.
  Implemented over 500 new bank-branded ATMs across North America retailers.
  Entered into agreements with 23 new financial institutions for participation in our Allpoint network, providing over 850,000 additional cards in the U.S. with surcharge-free ATM access.
  Completed the acquisition of CDS on July 1, 2015 for an aggregate purchase price of approximately $80 million. CDS provides processing services for ATM deployers and card issuers.
  Completed the divestiture of the retail portion of our U.K. cash-in-transit operation on July 1, 2015 with proceeds of approximately $29 million.

Please refer to the "Disclosure of Non-GAAP Financial Information" contained later in this press release for definitions of Adjusted EBITDA, Adjusted Net Income, and Adjusted Net Income per diluted share and Free Cash Flow. For additional financial information, including reconciliations to comparable accounting principles generally accepted in the United States of America ("GAAP"), please refer to the supplemental schedules of selected financial information at the end of this press release.

SECOND QUARTER RESULTS

Consolidated revenues totaled $303.7 million for the three months ended June 30, 2015, representing a 17% increase from $260.0 million in consolidated revenues generated during the same period of 2014. ATM operating revenues were up 13% from the three months ended June 30, 2014. Adjusting for strong headwinds from unfavorable movements in currency exchange rates, ATM operating revenues were up approximately 18% for the three months ended June 30, 2015, driven by a combination of organic and acquired revenue growth. ATM product sales and other revenues increased $10.3 million from the three months ended June 30, 2014, primarily driven by revenues associated with the Sunwin acquisition that was completed in November 2014.

Adjusted EBITDA for the three months ended June 30, 2015 totaled $74.0 million, representing a 14% increase over the $64.9 million of Adjusted EBITDA during the same period in 2014. Adjusted Net Income totaled $32.3 million ($0.71 per diluted share) for the three months ended June 30, 2015, compared to $27.4 million ($0.61 per diluted share) during the same period in 2014. The increases in Adjusted EBITDA and Adjusted Net Income were primarily driven by the Company's revenue growth. Adjusted EBITDA and Adjusted Net Income are detailed in a reconciliation included at the end of this press release.

GAAP net income for the three months ended June 30, 2015 totaled $15.0 million, compared to GAAP net income of $14.0 million during the same period in 2014. The increase in GAAP Net Income for the three months ended June 30, 2015 was also driven by the growth in revenues, partly offset by a non-recurring gain in the second quarter of 2014.

SIX MONTHS RESULTS

Consolidated revenues totaled $585.6 million for the six months ended June 30, 2015, representing a 16% increase from $505.1 million in consolidated revenues generated during the same period of 2014. ATM operating revenues were up 11% from the six months ended June 30, 2014. Adjusting for strong headwinds from unfavorable movements in currency exchange rates, ATM operating revenues were up approximately 15% for the six months ended June 30, 2015, driven by a combination of organic growth and acquisitions. ATM product sales and other revenues increased $25.3 million from the six months ended June 30, 2014, primarily from revenues associated with the Sunwin acquisition that was completed in November 2014.

Adjusted EBITDA for the six months ended June 30, 2015 totaled $141.5 million, representing a 16% increase over the $121.7 million of Adjusted EBITDA during the 2014, and Adjusted Net Income totaled $61.4 million ($1.36 per diluted share) for the six month ended June 30, 2015, compared to $50.2 million ($1.12 per diluted share) during the same period in 2014. The increases in both Adjusted EBITDA and Adjusted Net Income were primarily due to the same factors discussed above for the Company's second quarter results.

GAAP net income for the six months ended June 30, 2015 totaled $30.2 million, compared to GAAP net income of $23.6 million during the same period in 2014. The increase in GAAP Net Income for the six months ended June 30, 2015 was primarily due to the same factors discussed above for the Company's quarterly results.

UPDATE OF FULL-YEAR 2015 GUIDANCE

The Company is updating the financial guidance it provided in April 2015 regarding its anticipated full-year 2015 results:

  Revenues of $1.18 billion to $1.20 billion;
  Gross Profit Margin of 34.0% to 34.5%;
  Adjusted EBITDA of $297.0 million to $302.0 million;
  Depreciation and accretion expense of $89.0 million to $90.5 million, net of noncontrolling interests;
  Cash interest expense of $19.0 million to $19.5 million, net of noncontrolling interests;
  Adjusted Net Income of $2.83 to $2.88 per diluted share, based on approximately 45.35 million weighted average diluted shares outstanding; and
  Capital expenditures of $130.0 million to $140.0 million, net of noncontrolling interests.

The Adjusted EBITDA and Adjusted Net Income guidance excludes the impact of certain expenses, as outlined in the reconciliation provided at the end of this press release. Additionally, this guidance is based on average foreign currency exchange rates for the remainder of the year of $1.55 U.S. to £1.00 U.K., $15.50 Mexican pesos to $1.00 U.S., $1.00 Canadian dollar to $0.78 U.S. and €1.00 Euros to $1.08 U.S.

LIQUIDITY

The Company had $255.8 million in available borrowing capacity under its $375.0 million revolving credit facility as of June 30, 2015. Shortly after the quarter ended, the Company borrowed approximately $80 million under its revolving credit facility to fund the acquisition of CDS and repaid approximately $29 million with the proceeds realized in the sale of Sunwin's retail cash-in-transit business. In May 2015 the Company entered into a second amendment (the "Second Amendment") to the revolving credit facility. The Second Amendment does not change the overall available borrowing capacity of $375.0 million, but as a result of the amendment, the Company now has a $75.0 million tranche under which the Company's European subsidiaries may borrow in certain foreign currencies.

The Company had $24.8 million in cash on hand at the end of the second quarter of 2015. The Company's outstanding indebtedness as of June 30, 2015 consisted of $250.0 million in senior notes due 2022, $287.5 million convertible senior notes due 2020 (of which $229.9 million is currently recorded as long-term debt on the balance sheet, which is being accreted up to the principal balance of $287.5 million over the term of the notes), and $119.1 million in borrowings under its revolving credit facility due 2019.

DISCLOSURE OF NON-GAAP FINANCIAL INFORMATION

Adjusted EBITDA, Adjusted Net Income, Adjusted Net Income per diluted share, and Free Cash Flow are non-GAAP financial measures provided as a complement to results prepared in accordance with GAAP and may not be comparable to similarly-titled measures reported by other companies. The Company uses these non-GAAP financial measures in managing and measuring the performance of its business, including setting and measuring incentive based compensation for management. Management believes that the presentation of these measures and the identification of unusual, nonrecurring, or non-cash items enhance an investor's understanding of the underlying trends in the Company's business and provide for better comparability between periods in different years.

Adjusted EBITDA excludes depreciation, accretion, and amortization of intangible assets as these amounts can vary substantially from company to company within the Company's industry depending upon accounting methods and book values of assets, capital structures, and the method by which the assets were acquired. Adjusted EBITDA also excludes stock-based compensation, acquisition-related expenses, certain other non-operating and nonrecurring items, loss on disposal of assets, the Company's obligations for the payment of income taxes, interest expense and other obligations such as capital expenditures, and includes an adjustment for noncontrolling interests. Adjusted Net Income represents net income computed in accordance with GAAP, before amortization of intangible assets, loss on disposal of assets, stock-based compensation expense, certain other expense (income) amounts, nonrecurring expenses, and acquisition-related expenses, and uses an estimated long-term cash tax rate of 32% for the three and six months ended June 30, 2015 and 2014, with certain adjustments for noncontrolling interests. Adjusted EBITDA % is calculated by taking Adjusted EBITDA over GAAP total revenues. Adjusted Net Income per diluted share is calculated by dividing Adjusted Net Income by weighted average diluted shares outstanding. Free Cash Flow is defined as cash provided by operating activities less payments for capital expenditures, including those financed through direct debt or not yet paid but excluding acquisitions. The Free Cash Flow measure does not take into consideration certain other non-discretionary cash requirements such as, for example, mandatory principal payments on portions of the Company's long-term debt.

The non-GAAP financial measures presented herein should not be considered in isolation or as a substitute for operating income, net income, cash flows from operating, investing, or financing activities, or other income or cash flow measures prepared in accordance with GAAP. Reconciliations of the non-GAAP financial measures used herein to the most directly comparable GAAP financial measures are presented in tabular form at the end of this press release.

CONFERENCE CALL INFORMATION

The Company will host a conference call today, Thursday, July 30, 2015, at 4:00 p.m. Central Time (5:00 p.m. Eastern Time) to discuss its financial results for the quarter ended June 30, 2015. To access the call, please call the conference call operator at:

Dial in:	(877) 303-9205
Alternate dial-in:	(760) 536-5226

Please call in fifteen minutes prior to the scheduled start time and request to be connected to the "Cardtronics Second Quarter Earnings Conference Call." Additionally, a live audio webcast of the conference call will be available online through the investor relations section of the Company's website at www.cardtronics.com.

A digital replay of the conference call will be available through Friday, August 14, 2015, and can be accessed by calling (855) 859-2056 or (404) 537-3406 and entering 80694950 for the conference ID. A replay of the conference call will also be available online through the Company's website subsequent to the call through August 31, 2015.

ABOUT CARDTRONICS (NASDAQ:CATM)

Making ATM cash access convenient where people shop, work and live, Cardtronics is at the convergence of retailers, financial institutions, prepaid card programs and the customers they share. Cardtronics provides services to over 113,500 retail ATMs in North America and Europe. Whether Cardtronics is driving foot traffic for North America and Europe's top retailers, enhancing ATM brand presence for card issuers or expanding card holders' surcharge-free cash access, Cardtronics is convenient access to cash, when and where consumers need it. Cardtronics is where cash meets commerce.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as "anticipate," "believe," "estimate," "expect," "future," "will" and similar references to future periods. Forward-looking statements give the Company's current expectations, beliefs, assumptions or forecasts of future events, future financial performance, strategies, expectations, competitive environment, regulation, and availability of resources. The forward-looking statements contained in this press release include, among other things, statements concerning projections, predictions, expectations, estimates or forecasts as to the Company's business, financial and operational results and future economic performance, and statements of management's goals and objectives and other similar expressions concerning matters that are not historical facts. These statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

  the Company's financial outlook and the financial outlook of the ATM industry and the continued usage of cash by consumers at rates near historical patterns;
  the Company's ability to respond to recent and future network and regulatory changes, including forthcoming requirements surrounding Europay, MasterCard and Visa ("EMV") security standards;
  the Company's ability to renew its existing customer relationships on comparable economic terms and add new customers;
  the Company's ability to pursue and successfully integrate acquisitions;
  the Company's ability to respond to potential reductions in the amount of net interchange fees that it receives from global and regional debit networks for transactions conducted on its ATMs due to pricing changes implemented by those networks as well as changes in how issuers route their ATM transactions over those networks;
  the Company's ability to provide new ATM solutions to retailers and financial institutions including placing additional banks' brands on ATMs currently deployed;
  the Company's ATM vault cash rental needs, including potential liquidity issues with its vault cash providers and its ability to continue to secure vault cash rental agreements in the future;
  the Company's ability to successfully manage its existing international operations and to continue to expand internationally;
  the Company's ability to prevent thefts of cash and data security breaches;
  the Company's ability to manage the risks associated with its third-party service providers failing to perform their contractual obligations;
  the Company's ability to manage concentration risks with key customers, vendors and service providers;
  changes in interest rates and foreign currency rates;
  the Company's ability to successfully implement its corporate strategy;
  the Company's ability to compete successfully with new and existing competitors;
  the Company's ability to meet the service levels required by its service level agreements with its customers;
  the additional risks the Company is exposed to in its U.K. armored transport business; and
  the Company's ability to retain its key employees and maintain good relations with its employees.

Additional information regarding known material factors that could cause the Company's actual performance or results to differ from its projected results are described in its filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K. You should not read forward-looking statements as a guarantee of future performance or results. They will not necessarily be accurate indications of the times at or by which such performance or results will be achieved. Forward-looking statements speak only as of the date the statements are made and are based on information available at the time those statements are made and/or management's good faith belief as of that time with respect to future events. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information.

Consolidated Statements of Operations
For the Three and Six Months Ended June 30, 2015 and 2014
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(In thousands, except share and per share information)
Revenues:
ATM operating revenues	$ 285,436	$ 252,052	$ 545,459	$ 490,191
ATM product sales and other revenues	18,310	7,977	40,188	14,910
Total revenues	303,746	260,029	585,647	505,101
Cost of revenues:
Cost of ATM operating revenues (excludes depreciation, accretion, and amortization of intangible assets shown separately below)	183,533	163,380	352,041	323,139
Cost of ATM product sales and other revenues	17,009	7,754	36,301	14,564
Total cost of revenues	200,542	171,134	388,342	337,703
Gross profit	103,204	88,895	197,305	167,398
Operating expenses:
Selling, general, and administrative expenses	34,190	27,926	65,070	52,453
Acquisition-related expenses	5,560	7,642	7,918	10,729
Depreciation and accretion expense	21,903	19,597	42,015	37,943
Amortization of intangible assets	9,495	8,465	18,992	16,682
Loss (gain) on disposal of assets	247	316	(286)	584
Total operating expenses	71,395	63,946	133,709	118,391
Income from operations	31,809	24,949	63,596	49,007
Other expense:
Interest expense, net	4,753	5,328	9,463	10,744
Amortization of deferred financing costs and note discount	2,817	2,762	5,596	5,447
Redemption costs for early extinguishment of debt	—	699	—	1,353
Other expense (income)	755	(5,261)	1,815	(5,230)
Total other expense	8,325	3,528	16,874	12,314
Income before income taxes	23,484	21,421	46,722	36,693
Income tax expense	8,744	8,015	17,208	13,788
Net income	14,740	13,406	29,514	22,905
Net loss attributable to noncontrolling interests	(257)	(583)	(716)	(649)
Net income attributable to controlling interests and available to common stockholders	$ 14,997	$ 13,989	$ 30,230	$ 23,554

Net income per common share – basic	$ 0.33	$ 0.31	$ 0.67	$ 0.53
Net income per common share – diluted	$ 0.33	$ 0.31	$ 0.67	$ 0.52

Weighted average shares outstanding – basic	44,807,829	44,324,747	44,737,413	44,270,363
Weighted average shares outstanding – diluted	45,319,363	44,830,978	45,280,588	44,800,298

Condensed Consolidated Balance Sheets
As of June 30, 2015 and December 31, 2014

	June 30,	December 31,
	2015	2014
	(In thousands)
Assets	(Unaudited)
Current assets:
Cash and cash equivalents	$ 24,789	$ 31,875
Accounts and notes receivable, net	83,606	80,321
Inventory, net	9,221	5,971
Restricted cash, short-term	17,901	20,427
Current portion of deferred tax asset, net	22,133	24,303
Prepaid expenses, deferred costs, and other current assets	42,114	34,508
Total current assets	199,764	197,405
Property and equipment, net	355,862	335,795
Intangible assets, net	155,402	177,540
Goodwill	519,640	511,963
Deferred tax asset, net	11,362	10,487
Prepaid expenses, deferred costs, and other assets	18,214	22,600
Total assets	$ 1,260,244	$ 1,255,790

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$ —	$ 35
Current portion of other long-term liabilities	33,776	34,937
Accounts payable and other accrued and current liabilities	187,680	215,950
Total current liabilities	221,456	250,922
Long-term liabilities:
Long-term debt	599,048	612,662
Asset retirement obligations	54,622	52,039
Deferred tax liability, net	16,528	15,916
Other long-term liabilities	32,261	37,716
Total liabilities	923,915	969,255
Stockholders' equity	336,329	286,535
Total liabilities and stockholders' equity	$ 1,260,244	$ 1,255,790

SELECTED INCOME STATEMENT DETAIL:

Total revenues by segment:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(In thousands)

North America	$ 207,994	$ 191,455	$ 406,912	$ 375,147
Europe	98,174	69,757	183,000	132,738
Eliminations	(2,422)	(1,183)	(4,265)	(2,784)
Total revenues	$ 303,746	$ 260,029	$ 585,647	$ 505,101

Breakout of ATM operating revenues:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(In thousands)

Surcharge revenues	$ 117,499	$ 115,823	$ 227,932	$ 224,175
Interchange revenues	109,059	85,508	201,717	165,933
Bank branding and surcharge-free network revenues	43,085	38,331	84,969	75,885
Managed services revenues	8,524	5,258	17,025	10,513
Other revenues	7,269	7,132	13,816	13,685
Total ATM operating revenues	$ 285,436	$ 252,052	$ 545,459	$ 490,191

Total cost of revenues by segment:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(In thousands)

North America	$ 133,006	$ 123,545	$ 261,238	$ 244,286
Europe	69,958	48,772	131,369	96,201
Eliminations	(2,422)	(1,183)	(4,265)	(2,784)
Total cost of revenues	$ 200,542	$ 171,134	$ 388,342	$ 337,703

Breakout of cost of ATM operating revenues (exclusive of depreciation, accretion, and amortization of intangible assets):

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(In thousands)

Merchant commissions	$ 87,666	$ 79,595	$ 167,015	$ 156,097
Vault cash rental	17,293	15,366	34,068	30,067
Other costs of cash	18,646	21,916	36,770	42,229
Repairs and maintenance	17,404	14,396	34,903	29,907
Communications	7,710	5,673	14,950	12,362
Transaction processing	3,897	3,273	7,808	7,190
Stock-based compensation	204	353	538	567
Other expenses	30,713	22,808	55,989	44,720
Total cost of ATM operating revenues	$ 183,533	$ 163,380	$ 352,041	$ 323,139

Breakout of selling, general, and administrative expenses:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(In thousands)

Employee costs	$ 17,476	$ 16,214	$ 34,569	$ 30,156
Stock-based compensation	4,745	3,346	8,612	6,350
Professional fees	3,963	906	6,643	3,058
Other	8,006	7,460	15,246	12,889
Total selling, general, and administrative expenses	$ 34,190	$ 27,926	$ 65,070	$ 52,453

Depreciation and accretion expense by segment:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(In thousands)

North America	$ 13,035	$ 11,853	$ 25,150	$ 23,674
Europe	8,868	7,744	16,865	14,269
Total depreciation and accretion expense	$ 21,903	$ 19,597	$ 42,015	$ 37,943

SELECTED BALANCE SHEET DETAIL:

Long-term debt:

	June 30, 2015	December 31, 2014
	(In thousands)
Revolving credit facility	$ 119,141	$ 137,292
5.125% senior notes	250,000	250,000
1.00% convertible senior notes (1)	229,907	225,370
Total long-term debt	$ 599,048	$ 612,662

(1) The total principal amount outstanding for these convertible instruments is $287.5 million, but in accordance with U.S. GAAP the estimated fair value of the conversion feature at issuance was recorded as additional paid-in capital within equity. The convertible senior notes are being accreted over the term of the notes to the full principal amount ($287.5 million).

Share count rollforward:

Total shares outstanding as of December 31, 2014		44,562,122
Shares repurchased		(117,687)
Shares issued – restricted stock grants and stock options exercised		56,617
Shares vested – restricted stock units		384,265
Shares forfeited – restricted stock awards		(3,500)
Total shares outstanding as of June 30, 2015		44,881,817

SELECTED CASH FLOW DETAIL:

Selected cash flow statement amounts:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(In thousands)

Cash provided by operating activities	$ 55,714	$ 42,352	$ 86,586	$ 56,871
Cash used in investing activities	(32,952)	(25,041)	(72,764)	(50,558)
Cash used in financing activities	(17,920)	(16,490)	(21,689)	(31,725)
Effect of exchange rate changes on cash	2,752	(110)	781	(163)
Net increase (decrease) in cash and cash equivalents	7,594	711	(7,086)	(25,575)
Cash and cash equivalents at beginning of period	17,195	60,653	31,875	86,939
Cash and cash equivalents at end of period	$ 24,789	$ 61,364	$ 24,789	$ 61,364

Key Operating Metrics – Excluding Acquisitions in All Periods Presented
For the Three and Six Months Ended June 30, 2015 and 2014
(Unaudited)

The following table excludes the effect of acquisitions for the three and six months ended June 30, 2015 for comparative purposes:

EXCLUDING ACQUISITIONS	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Average number of transacting ATMs:
United States: Company-owned	31,004	29,806	30,554	29,656
United Kingdom	13,277	11,891	13,040	11,770
Mexico	1,433	2,206	1,610	2,167
Canada	1,784	1,690	1,690	1,660
Germany and Poland	985	874	956	865
Subtotal	48,483	46,467	47,850	46,118
United States: Merchant-owned	18,085	22,536	17,243	22,241
Average number of transacting ATMs: ATM operations	66,568	69,003	65,093	68,359

U.S.: Managed services - Turnkey	2,168	2,080	2,158	2,107
U.S.: Managed services - Processing Plus	15,169	11,816	14,324	11,565
U.K.: Managed services	20	21	21	21
Canada: Managed services	987	274	954	270
Average number of transacting ATMs: Managed services	18,344	14,191	17,457	13,963

Total average number of transacting ATMs	84,912	83,194	82,550	82,322

Total transactions (in thousands):
ATM operations	261,899	258,840	505,732	502,366
Managed services	22,318	18,584	43,044	36,113
Total transactions	284,217	277,424	548,776	538,479

Total cash withdrawal transactions (in thousands):
ATM operations	159,952	153,652	307,761	297,065
Managed services	15,504	12,629	29,895	24,568
Total cash withdrawal transactions	175,456	166,281	337,656	321,633

Per ATM per month amounts (excludes managed services):
Cash withdrawal transactions	801	742	788	724

ATM operating revenues	$ 1,221	$ 1,185	$ 1,210	$ 1,163
Cost of ATM operating revenues (1)	791	768	783	766
ATM operating gross profit (1) (2)	$ 430	$ 417	$ 427	$ 397

ATM operating gross profit margin (1) (2)	35.2%	35.2%	35.3%	34.1%

(1) Amounts presented exclude the effect of depreciation, accretion, and amortization of intangible assets, which is presented separately in the Company's consolidated statements of operations.
(2) ATM operating gross profit and ATM operating gross profit margin are measures of profitability that are calculated based on only the revenues and expenses that relate to operating ATMs in the Company's portfolio. Revenues and expenses relating to managed services and ATM equipment sales and other ATM-related services are not included.

Key Operating Metrics – Including Acquisitions in All Periods Presented
For Three and Six Months Ended June 30, 2015 and 2014
(Unaudited)

INCLUDING ACQUISITIONS	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Average number of transacting ATMs:
United States: Company-owned	38,383	29,806	38,214	29,656
United Kingdom	15,117	11,891	14,394	11,770
Mexico	1,433	2,206	1,610	2,167
Canada	1,784	1,690	1,690	1,660
Germany and Poland	985	874	956	865
Subtotal	57,702	46,467	56,864	46,118
United States: Merchant-owned	20,202	22,536	20,648	22,241
Average number of transacting ATMs: ATM operations	77,904	69,003	77,512	68,359

U.S.: Managed services - Turnkey	2,168	2,080	2,158	2,107
U.S.: Managed services - Processing Plus	31,606	11,816	30,997	11,565
U.K.: Managed services	20	21	21	21
Canada: Managed services	987	274	954	270
Average number of transacting ATMs: Managed services	34,781	14,191	34,130	13,963

Total average number of transacting ATMs	112,685	83,194	111,642	82,322

Total transactions (in thousands):
ATM operations	321,424	258,840	599,652	502,366
Managed services	35,405	18,584	68,805	36,113
Total transactions	356,829	277,424	668,457	538,479

Total cash withdrawal transactions (in thousands):
ATM operations	197,238	153,652	366,708	297,065
Managed services	25,233	12,629	49,105	24,568
Total cash withdrawal transactions	222,471	166,281	415,813	321,633

Per ATM per month amounts (excludes managed services):
Cash withdrawal transactions	844	742	788	724

ATM operating revenues	$ 1,177	$ 1,185	$ 1,130	$ 1,163
Cost of ATM operating revenues (1)	758	768	731	766
ATM operating gross profit (1) (2)	$ 419	$ 417	$ 399	$ 397

ATM operating gross profit margin (1) (2)	35.6%	35.2%	35.3%	34.1%

(1) Amounts presented exclude the effect of depreciation, accretion, and amortization of intangible assets, which is presented separately in the Company's consolidated statements of operations.
(2) ATM operating gross profit and ATM operating gross profit margin are measures of profitability that are calculated based on only the revenues and expenses that relate to operating ATMs in the Company's portfolio. Revenues and expenses relating to managed services and ATM equipment sales and other ATM-related services are not included.

Key Operating Metrics – Ending Machine Count
As of June 30, 2015 and 2014
(Unaudited)

	As of June 30,
Ending number of transacting ATMs:	2015	2014
United States: Company-owned	38,439	29,998
United Kingdom	15,464	11,970
Mexico	1,426	2,198
Canada	1,925	1,731
Germany and Poland	1,013	871
Total Company-owned	58,267	46,768
United States: Merchant-owned	19,964	22,174
Ending number of transacting ATMs: ATM operations	78,231	68,942

United States: Managed services - Turnkey	2,175	2,155
United States: Managed services - Processing Plus	32,074	12,212
United Kingdom: Managed services	20	21
Canada: Managed services	1,047	299
Ending number of transacting ATMs: Managed services	35,316	14,687

Total ending number of transacting ATMs	113,547	83,629

Reconciliation of Net Income Attributable to Controlling Interests to EBITDA, Adjusted EBITDA, and Adjusted Net Income
For the Three and Six Months Ended June 30, 2015 and 2014
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(In thousands, except share and per share amounts)
Net income attributable to controlling interests and available to common stockholders	$ 14,997	$ 13,989	$ 30,230	$ 23,554
Adjustments:
Interest expense, net	4,753	5,328	9,463	10,744
Amortization of deferred financing costs and note discount	2,817	2,762	5,596	5,447
Redemption costs for early extinguishment of debt	—	699	—	1,353
Income tax expense	8,744	8,015	17,208	13,788
Depreciation and accretion expense	21,903	19,597	42,015	37,943
Amortization of intangible assets	9,495	8,465	18,992	16,682
EBITDA	$ 62,709	$ 58,855	$ 123,504	$ 109,511

Add back:
Loss (gain) on disposal of assets	247	316	(286)	584
Other expense (income)	755	(5,261)	1,815	(5,230)
Noncontrolling interests (1)	(286)	(391)	(711)	(764)
Stock-based compensation expense (2)	5,015	3,692	9,211	6,903
Acquisition-related expenses (3)	5,560	7,642	7,918	10,729
Adjusted EBITDA	$ 74,000	$ 64,853	$ 141,451	$ 121,733
Less:
Interest expense, net (2)	4,753	5,320	9,460	10,722
Depreciation and accretion expense (2)	21,699	19,234	41,754	37,236
Adjusted pre-tax income	47,548	40,299	90,237	73,775
Income tax expense (4)	15,216	12,895	28,876	23,607
Adjusted Net Income	$ 32,332	$ 27,404	$ 61,361	$ 50,168

Adjusted Net Income per share	$ 0.72	$ 0.62	$ 1.37	$ 1.13
Adjusted Net Income per diluted share	$ 0.71	$ 0.61	$ 1.36	$ 1.12

Weighted average shares outstanding - basic	44,807,829	44,324,747	44,737,413	44,270,363
Weighted average shares outstanding - diluted	45,319,363	44,830,978	45,280,588	44,800,298

(1) Noncontrolling interests adjustment made such that Adjusted EBITDA includes only the Company's 51% ownership interest in the Adjusted EBITDA of its Mexico subsidiary.
(2) Amounts exclude 49% of the expenses incurred by the Company's Mexico subsidiary as such amounts are allocable to the noncontrolling interest stockholders.
(3) Acquisition-related expenses include nonrecurring costs incurred for professional and legal fees and certain transition and integration-related costs, including contract termination costs, related to acquisitions.
(4) Calculated using the Company's estimated long-term, cross-jurisdictional effective cash tax rate of 32%.

Reconciliation of Free Cash Flow
For the Three and Six Months Ended June 30, 2015 and 2014
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
	(In thousands)
Cash provided by operating activities	$ 55,714	$ 42,352	$ 86,586	$ 56,871
Additions to property and equipment	(24,740)	(25,041)	(56,418)	(41,753)
Free cash flow	$ 30,974	$ 17,311	$ 30,168	$ 15,118

Reconciliation of Estimated Net Income to EBITDA, Adjusted EBITDA, and Adjusted Net Income
For the Year Ending December 31, 2015
(Unaudited)

	Estimated Range
	Full Year 2015
	(In millions, except per share information)

Net Income	$ 71.0	$ 72.5
Adjustments:
Interest expense, net	19.0	19.5
Amortization of deferred financing cost and note discount	11.0	11.0
Income tax expense	38.5	40.0
Depreciation and accretion expense	89.5	91.0
Amortization of intangible assets	38.0	38.0
EBITDA	$ 267.0	$ 272.0

Add Back:
Loss on disposal of assets	0.5	0.5
Other	1.5	1.5
Noncontrolling interest (1)	(1.0)	(1.0)
Stock-based compensation expense	19.0	19.0
Acquisition-related costs	10.0	10.0
Adjusted EBITDA	$ 297.0	$ 302.0
Less:
Interest expense, net (2)	19.0	19.5
Depreciation and accretion expense (2)	89.0	90.5
Income tax expense (3)	60.5	61.4
Adjusted Net Income	$ 128.5	$ 130.6

Adjusted Net Income per diluted share	$ 2.83	$ 2.88

Weighted average shares outstanding - diluted	45.35	45.35

(1) Noncontrolling interests adjustment made such that Adjusted EBITDA includes only the Company's 51% ownership interest in the Adjusted EBITDA of its Mexico subsidiary.
(2) Amounts exclude 49% of the expenses to be incurred by the Company's Mexico subsidiary as such amounts are allocable to the noncontrolling interest shareholders.
(3) Calculated using the Company's estimated long-term, cross-jurisdictional effective cash tax rate of 32%.

Contact Information:

Media Relations	Investor Relations
Nick Pappathopoulos	Phillip Chin
Director – Public Relations	EVP Corporate Development & Investor Relations
832-308-4396	832-308-4975
npappathopoulos@cardtronics.com	ir@cardtronics.com

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